UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2019

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100

Chandler, Arizona 85286

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 500-3127

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company _

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  _

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, Insys Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the resignation of Saeed Motahari as President and Chief Executive Officer of the Company, as well as the appointments of Andrew G. Long as Chief Executive Officer of the Company and Andrece Housley as Chief Financial Officer of the Company. The Company is filing this amendment to the Original 8-K, in accordance with Instruction 2 of Item 5.02 of Form 8-K, to report the material terms of Mr. Long’s and Ms. Housley’s compensation as a result of their respective appointments.

On April 17, 2019, the Company’s Board of Directors approved the following compensation plans for Mr. Long and Ms. Housley:

Mr. Long will receive cash compensation as follows: (i) annual base salary of $550,000 and (ii) eligibility of annual performance-based cash bonus set at a target level of one-hundred percent (100%) of his annual base salary. For 2019, any year-end cash bonus will be prorated from the date of promotion. Mr. Long will also receive an initial equity grant as follows: (i) 72,674 stock options and (ii) 12,475 restricted stock units. Such equity awards are subject to such other terms and conditions as set forth in the applicable equity plan and any relevant grant agreement accompanying such grants.  The option grant will vest monthly and equally over the next forty-eight (48) months and the restricted stock units will vest 1/3 annually with 100% vested after completion of thirty-six (36) months. The Company entered into its standard officer indemnification agreement with Mr. Long when he was initially appointed CFO in August 2017, and his agreement contains other standard provisions and customary benefits such as health and life insurance, retirement benefits and non-compete obligations.

Ms. Housley will receive cash compensation as follows: (i) annual base salary of $250,000 and (ii) eligibility of annual performance-based cash bonus set at a target level of fifty percent (50%) of her annual base salary. For 2019, any year-end performance-based cash bonus will be prorated from the date of promotion.  Ms. Housley will also receive an initial equity grant as follows: (i) 31,008 stock options and (ii) 3,992 restricted stock units. Such equity awards are subject to such other terms and conditions as set forth in the applicable equity plan and any relevant grant agreement accompanying such grants.  The option grant will vest monthly and equally over the next forty-eight (48) months and the restricted stock units will vest 1/3 annually with 100% vested after completion of thirty-six (36) months. The Company expects to enter into its standard officer indemnification agreement with Ms. Housley and her agreement contains other standard provisions and customary benefits such as health and life insurance, retirement benefits and non-compete obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019	Insys Therapeutics, Inc.

	By:	/s/ Andrece Housley
Andrece Housley
Chief Financial Officer